EXHIBIT 21.1

SUBSIDIARIES OF CLARUS CORPORATION

The following are subsidiaries of Clarus Corporation as of December 31, 2024 and the jurisdictions in which they are organized.

Company	State or Jurisdiction of Incorporation/Organization
Everest/Sapphire Acquisition, LLC	Delaware
Black Diamond Equipment, Ltd.	Delaware
Black Diamond Retail, Inc.	Delaware
Black Diamond Retail – Colorado, LLC	Delaware
Black Diamond Retail – Wyoming, LLC	Delaware
Black Diamond Retail – Washington, LLC	Delaware
Black Diamond Equipment Europe GmbH	Austria
Black Diamond Equipment Retail GmbH	Austria
BD European Holdings, LLC	Delaware
Black Diamond Austria GmbH	Austria
PIEPS GmbH	Austria
Oscar Aluminium Holdings, Inc.	Delaware
Oscar Aluminium Holdings Pty Ltd	Australia
Oscar Aluminium Pty Ltd	Australia
Rhino-Rack Holdings Pty Ltd	Australia
Roof Rack City (NSW) Pty Ltd	Australia
Rhino Rack Australia Pty Ltd	Australia
Rhino Rack New Zealand Ltd. (NZ)	New Zealand
Rhinorack Canada Limited	Canada
Rhino-Rack USA LLC	Colorado
Simpson Aluminium Pty Ltd	Australia
Maxtrax Australia Unit Trust and its trustee Maxtrax Pty Ltd	Australia
Maxtrax Australia Pty Ltd.	Australia
Maxtrax Australia Trading Pty Ltd.	Australia
Tred Outdoors Pty Ltd	Australia